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                                                                   EXHIBIT 10.15

                            INDEMNIFICATION AGREEMENT


                  This INDEMNIFICATION AGREEMENT, dated as of June ___, 1999, is between AMERICAN NATIONAL CAN COMPANY, a Delaware corporation ("ANC") and PECHINEY, a corporation (societe anonyme) organized and existing under the laws of the Republic of France ("Pechiney").

                  WHEREAS, in contemplation of an initial public offering ("IPO") of common stock of American National Can Group, Inc., a Delaware corporation ("ANC Group"), (i) ANC has transferred to Pechiney Plastic Packaging, Inc., a Delaware corporation ("Pechiney Plastics"), all of ANC's assets and liabilities relating to flexible packaging, plastic bottles and laminated and plastic tube operations conducted by ANC (the "Plastic Packaging and Tube Operations"), and (ii) Pechiney has transferred, or caused to be transferred, all of the beverage can operations conducted by its direct and indirect subsidiaries to ANC Group;

                  WHEREAS, in connection with the IPO, Pechiney has agreed to provide indemnification to ANC for and against any direct losses incurred in respect of certain potential and unidentified environmental liabilities relating to its past and present operations and facilities (other than its beverage operations or the Plastic Packaging and Tube Operations transferred to Pechiney Plastics), as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01.  Certain Defined Terms.   The following terms
shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Law" means any federal, state, local or foreign statute, law ordinance, regulation, rule, code, order requirement or rule of common law.

                  "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any




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syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  ["Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.]

                  SECTION 1.02. Other Defined Terms.   The following terms shall
have meanings defined for such terms in the Sections of this Agreement set forth below:

         Term                                                 Section

         AAA Rules                                            3.09
         ANC                                                  Preamble
         ANC Group                                            Recitals
         Indemnitee                                           2.01(a)
         IPO                                                  Recitals
         Loss                                                 2.01(a)
         Pechiney                                             Preamble
         Pechiney Plastics                                    Recitals
         Plastic Packaging and Tube Operations                Recitals
         Third Party Claims                                   2.03


                                   ARTICLE II
                                 INDEMNIFICATION

                  SECTION 2.01. Indemnification by Pechiney. (a) Subject to the terms and conditions of this Agreement, Pechiney agrees to indemnify, defend and hold harmless ANC, its officers, directors, employees, agents, successors and permitted assigns (each, an "Indemnitee") from and against any and all liabilities, losses, damages, claims, costs (including the costs of any investigation, testing, compliance or remedial action) and expenses, interest, awards, judgments, fines and penalties (including, without limitation, reasonable attorney's fees and expenses) actually suffered or incurred by them (each, a "Loss") resulting directly from, based directly upon, or arising directly out of any environmental matter or condition related to the business, assets or operations of ANC (other than the Plastic Packaging and Tube Business, assets and operations transferred to Pechiney Plastics and ANC's beverage can business, assets and operations) that has not been identified on or prior to the date of the IPO.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Pechiney shall not be required to indemnify, defend or hold harmless any Indemnitee against or reimburse any Indemnitee for any Losses with respect to any claim (i) unless such claim involves



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Losses in excess of $500,000 (which amount will not be applied to or considered for purposes of calculating the aggregate amount that Pechiney shall be required to indemnify), (ii) unless such claim or demand is notified to Pechiney in accordance with Section 2.03 on or before the tenth anniversary of the date of the IPO, and (iii) the procedures set out in Section 2.04(a) have been complied with; provided, however, that, in each case, Pechiney's indemnification obligations shall not exceed 80% of the amount of any Loss claimed.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate amount of indemnifiable Losses which may be recovered from Pechiney pursuant to this Agreement shall not exceed U.S.$75,000,000.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, Pechiney shall not be liable for any indirect or consequential Loss.

                  [SECTION 2.02. Adjustments for Taxes. The amount of any Loss shall be: (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from Pechiney (grossed up to take into account the net Tax cost actually incurred by the Indemnitee arising from such increase), and (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising for the receipt of any payment with respect to an Loss or the incurrence or payment of any Loss.]

                  SECTION 2.03. Notice of Claims. An Indemnitee shall give Pechiney notice of any matter which an Indemnitee determines has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof.

                  SECTION 2.04. Defense of Third Party Claims. The obligations and liabilities of Pechiney under this Agreement with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Agreement ("Third Party Claims") shall be governed by the following additional terms and conditions:

                           (a) if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give Pechiney notice of such Third Party Claim within 30 days of the receipt by the Indemnitee of such notice; provided, however, that the failure to provide such notice shall not release Pechiney from any of its obligations under this Agreement, except to the extent Pechiney is materially prejudiced by such failure;
                          (b) if Pechiney acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claim, then Pechiney shall be entitled to assume and control the defense of such Third Party Claim, at its expense and through counsel of its choice, upon notice of its intention to do


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         so to the Indemnitee within 30 days of the receipt of
         such notice from the Indemnitee; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnitee for the same counsel to represent both the Indemnitee and Pechiney, then the Indemnitee shall be entitled to retain its own counsel (which shall not in any way limit or restrict the right of Pechiney to assume and control such Third Party Claim), in each jurisdiction for which the Indemnitee determines counsel is required, at its own expense;

                           (c) in the event Pechiney exercises the right to undertake any such defense against any such Third Party Claim, the Indemnitee shall cooperate with Pechiney in such defense and make available to Pechiney, at Pechiney's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by Pechiney;

                           (d) in the event the Indemnitee is, directly conducting or participating in the defense against any such Third Party Claim, Pechiney shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitee's expense, all such witnesses, records, materials and information in Pechiney's possession or under Pechiney's control relating thereto as is reasonably required by the Indemnitee; and

                           (e) no Third Party Claim may be settled by Pechiney without the written consent of the Indemnitee, unless the settlement only requires payment of money damages which trigger Pechiney's indemnification obligations under this Agreement.


                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

                  SECTION 3.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, applicable to contracts executed in and to be performed entirely within that state.

                  SECTION 3.02. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein mean United States (U.S.) Dollars and all payments hereunder shall be made in United States Dollars.

                  SECTION 3.03. Specific Performance. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.


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                  SECTION 3.04. Waiver of Jury Trial. Each of the parties
irrevocably waives to the extent permitted by law all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  SECTION 3.05. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 3.06. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

                  SECTION 3.07. Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  SECTION 3.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 3.09. Arbitration. (a) Any controversy, claim or dispute arising out of or in connection with this Agreement or the breach, termination, enforceability or validity hereof, including without limitation the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 3.09, shall be fully and finally determined exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The seat of the arbitration shall be the City of Chicago, State of Illinois. The arbitral tribunal shall be comprised of three arbitrators appointed in accordance with the AAA Rules.

                  (b) No provision of, nor the exercise of any rights under, this Section 3.09 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of Chicago, State of Illinois (which shall have exclusive jurisdiction for purposes of this Section 3.09(b)) before, during or after the pendency of any arbitration, solely for the purpose of seeking provisional or conservatory remedies in aid of the arbitration, including, but not limited to, injunctive relief, in accordance with the AAA Rules. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or conservatory remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.


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                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the City of Chicago, State of Illinois for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees.

                  SECTION 3.10. Assignment. This Agreement or any rights or obligations arising hereunder may not be assigned by operation of Law or otherwise without the express written consent of ANC and Pechiney (which consent may be granted or withheld in the sole discretion of ANC and Pechiney); provided, however, that (i) Pechiney may assign this Agreement, in whole and not in part, or any of its rights hereunder, to an Affiliate of Pechiney, without the consent of ANC (provided that Pechiney shall nevertheless remain obligated to perform its obligations hereunder following any such assignment), and (ii) ANC may assign this Agreement, in whole and not in part, to a Person who acquires all or substantially all of the assets and liabilities of ANC, without the consent of Pechiney.

                  SECTION 3.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                                                 PECHINEY


                                                 By:
                                                    ----------------------------
                                                   Name:
                                                   Title:



                                                 AMERICAN NATIONAL CAN COMPANY


                                                 By:
                                                    ---------------------------
                                                   Name:
                                                   Title: